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                                                                  Exhibit (1)(e)

                                   THE GALAXY FUND
                           (A Massachusetts Business Trust)


                       CERTIFICATE OF CLASSIFICATION OF SHARES


          I, W. Bruce McConnel, III, do hereby certify as follows:

          (1)  That I am duly elected Secretary of The Galaxy Fund (the
"Trust");

          (2) That in such capacity I have examined the records of actions taken by the Board of Trustees of the Trust at the regular meeting of the Board held on May 25, 1989;

          (3) That the following resolutions were duly adopted at the meeting by the Board of Trustees of the Trust:

     1.   CREATION OF CLASS C - SPECIAL SERIES 1 SHARES.

               RESOLVED, that pursuant to Section 5.1 of the Declaration of Trust of The Galaxy Fund (the "Trust"), an unlimited number of authorized and unissued shares of beneficial interest in the Trust be, and hereby is, classified and designated as Class C - Special Series 1 shares;

               FURTHER RESOLVED, that all consideration received by the Trust for the issue or sale of Class C - Special Series 1 shares shall be invested and reinvested with the consideration received by the Trust for the issue and sale of all other shares of beneficial interest in the Trust now or hereafter designated as Class C shares (irrespective of whether said shares have been designated as part of a series of said class and, if so designated, irrespective of the particular series designation), together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of the Trust allocated to Class C shares, Class C - Special Series 1 shares or such other shares by the Board of Trustees in accordance with the Trust's Declaration of Trust, and each Class C share and Class C - Special Series 1 share shall share equally with each such other share in such consideration and other assets, income, earnings,

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          profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form;

               FURTHER RESOLVED, that each share of Class C - Special Series 1 shall have, upon its issuance, all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption currently accorded each other share of beneficial interest in the Trust now or hereinafter designated as Class C Share, including that each Class C - Special Series 1 share shall be charged equally with each other share of beneficial interest in the Trust now or hereafter designated as a Class C share (irrespective of whether said share has been designated as part of a series of said class, and, if so designated, irrespective of the particular series designation) with the expenses and liabilities of the Trust in respect of Class C shares, Class C Special Series 1 shares or such other shares and in respect of any general expenses and liabilities of the Trust allocated to Class C shares, Class C Special Series 1 shares or such other shares by the Board of Trustees in accordance with the Trust's Declaration of Trust; PROVIDED, HOWEVER, that subject to the receipt of and to the extent permitted by rule or order of the Securities and Exchange Commission or any successor governmental authority:

                    (a) Class C - Special Series 1 shares shall bear the expenses and liabilities relating to any agreements or arrangements entered into by or on behalf of the Trust pursuant to which an organization or other person agrees to provide services with respect to shares of Class C - Special Series 1 but not with respect to shares of Class C of the Trust other than Class C - Special Series 1 shares, as well as any other expenses and liabilities directly attributable to Class C - Special Series 1 which the Board of Trustees determines should be borne solely by such Series;

                    (b) Class C - Special Series 1 shares shall not bear the expenses and liabilities relating to any agreements or arrangements entered into by or on behalf of the Trust pursuant to which an organization or other person agrees to provide services with respect to other shares of Class C but not with respect to Class C - Special Series 1 shares, as well as any other expenses and liabilities directly attributable to shares of


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               Class C other than Class C - Special Series 1 which the Board of
               Trustees determines should be borne exclusively by such other shares;

                    (c) on any matter that pertains to the agreements, arrangements, expenses or liabilities described in clause (a) above (or to any plan or other document adopted by the Trust relating to said agreements, arrangements, expenses or liabilities) and is submitted to a vote of shareholders of the Trust, only Class C - Special Series 1 shares shall be entitled to vote, except that: (i) if said matter affects shares of beneficial interest in the Trust other than Class C - Special Series 1 shares, such other affected shares in the Trust shall also be entitled to vote, and in such case Class C Special Series 1 shares shall be voted in the aggregate together with such other affected shares and not by class or series, except where otherwise required by law or permitted by the Board of Trustees of the Trust; and (ii) if said matter does not affect Class C - Special Series 1 shares, said shares shall not be entitled to vote (except where otherwise required by law or permitted by the Board of Trustees) even though the matter is submitted to a vote of the holders of shares of beneficial interest in the Trust other than Class C - Special Series 1 shares;

                    (d) on any matter that pertains to the agreements, arrangements, expenses or liabilities described in clause (b) above (or to any plan or other document adopted by the Trust relating to said agreements, arrangements, expenses or liabilities) and is submitted to a vote of shareholders of the Trust, Class C Special Series 1 shares shall not be entitled to vote, except where otherwise required by law or permitted by the Board of Trustees of the Trust, and except that if said matter affects Class C Special Series 1 shares, such shares shall be entitled to vote, and in such case Class C Special Series 1 shares shall be voted in the aggregate together with all other shares of beneficial interest in the Trust voting on the matter and not by class or series, except where otherwise required by law or permitted by the Board of Trustees.


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          2.   CREATION OF CLASS D - SPECIAL SERIES 1 SHARES.

                    RESOLVED, that pursuant to Section 5.1 of the Declaration of Trust of The Galaxy Fund (the "Trust"), an unlimited number of authorized and unissued shares of beneficial interest in the Trust be, and hereby is, classified and designated as Class D - Special Series 1 shares;

                    FURTHER RESOLVED, that all consideration received by the Trust for the issue or sale of Class D - Special Series 1 shares shall be invested and reinvested with the consideration received by the Trust for the issue and sale of all other shares of beneficial interest in the Trust now or hereafter designated as Class D shares (irrespective of whether said shares have been designated as part of a series of said class and, if so designated, irrespective of the particular series designation), together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of the Trust allocated to Class D shares, Class D - Special Series 1 shares or such other shares by the Board of Trustees in accordance with the Trust's Declaration of Trust, and each Class D share and Class D - Special Series 1 share shall share equally with each such other share in such consideration and other assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form;

                    FURTHER RESOLVED, that each share of Class D - Special Series I shall have, upon its issuance, all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption currently accorded each other share of beneficial interest in the Trust now or hereinafter designated as Class D Share, including that each Class D - Special Series I share shall be charged equally with each other share of beneficial interest in the Trust now or hereafter designated as a Class D share (irrespective of whether said share has been designated as part of a series of said class and, if so designated, irrespective of the particular series designation) with the expenses and liabilities of the Trust in respect of Class D shares, Class D Special Series 1 shares or such


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          other shares and in respect of any general expenses and liabilities of the Trust allocated to Class D shares, Class D Special Series 1 shares or such other shares by the Board of Trustees in accordance with the Trust's Declaration of Trust; PROVIDED, HOWEVER, that subject to the receipt of and to the extent permitted by rule or order of the Securities and Exchange Commission or any successor governmental authority:

                    (a) Class D - Special Series 1 shares shall bear the expenses and liabilities relating to any agreements or arrangements entered into by or on behalf of the Trust pursuant to which an organization or other person agrees to provide services with respect to shares of Class D - Special Series 1 but not with respect to shares of Class D of the Trust other than Class D - Special Series 1 shares, as well as any other expenses and liabilities directly attributable to Class D - Special Series 1 which the Board of Trustees determines should be borne solely by such Series;

                    (b) Class D - Special Series 1 shares shall not bear the expenses and liabilities relating to any agreements or arrangements entered into by or on behalf of the Trust pursuant to which an organization or other person agrees to provide services with respect to other shares of Class D but not with respect to Class D - Special Series 1 shares, as well as any other expenses and liabilities directly attributable to shares of Class D other than Class D - Special Series 1 which the Board of Trustees determines should be borne exclusively by such other shares;

                    (c) on any matter that pertains to the agreements, arrangements, expenses or liabilities described in clause (a) above (or to any plan or other document adopted by the Trust relating to said agreements, arrangements, expenses or liabilities) and is submitted to a vote of shareholders of the Trust, only Class D - Special Series 1 shares shall be entitled to vote, except that: (i) if said matter affects shares of beneficial interest in the Trust other than Class D - Special Series 1 shares, such other affected shares in the Trust shall also be entitled to vote, and in such case Class D - Special Series 1 shares shall be voted in the aggregate together with such other affected shares and not by class or series, except where otherwise required by law or permitted by the Board of Trustees of the


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               Trust; and (ii) if said matter does not affect Class D - Special
               Series 1 shares, said shares shall not be entitled to vote (except where otherwise required by law or permitted by the Board of Trustees) even though the matter is submitted to a vote of the holders of shares of beneficial interest in the Trust other than Class D - Special Series 1 shares;

                    (d) on any matter that pertains to the agreements, arrangements, expenses or liabilities described in clause (b) above (or to any plan or other document adopted by the Trust relating to said agreements, arrangements, expenses or liabilities) and is submitted to a vote of shareholders of the Trust, Class D Special Series 1 shares shall not be entitled to vote, except where otherwise required by law or permitted by the Board of Trustees of the Trust, and except that if said matter affects Class D Special Series 1 shares, such shares shall be entitled to vote, and in such case Class D Special Series 1 shares shall be voted in the aggregate together with all other shares of beneficial interest in the Trust voting on the matter and not by class or series, except where otherwise required by law or permitted by the Board of Trustees.

          (4) That the foregoing resolutions remain in full force and effect on the date hereof.



                                   /s/ W. Bruce McConnel, III
                                   -----------------------------
                                   W. Bruce McConnel, III

 Dated:  November 8, 1989

 State of PA.            )
                         )  ss.
 County of Philadelphia  )

Subscribed and sworn to
before me this 8th day
of November, 1989.

/s/ Irene G. Wilkins
------------------------
Notary Public
My Commission Expires:


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